UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2013

SAIC GEMINI, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35832	46-1932921
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1710 SAIC Drive, McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 676-4300

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On September 15, 2013, the Board of Directors of SAIC Gemini, Inc. (the “Company”) approved an increase in the size of the Board of Directors to four and appointed Mr. Edward J. Sanderson Jr. to serve as a director of the Company to join the existing directors comprised of Mr. Vincent A. Maffeo, Mr. Anthony J. Moraco and Mr. Mark W. Sopp.

The Board of Directors also approved a further increase in the size of the Board to eight, effective as of the effective time (the “Effective Time”) of the separation of the Company from SAIC, Inc., which is expected to be 11:59 p.m. on September 27, 2013. Each of the following persons was appointed as a director of the Company, effective as of the Effective Time: Mr. Robert A. Bedingfield, Dr. France A. Córdova, Mr. Jere A. Drummond, Mr. Thomas F. Frist, III, Dr. John J. Hamre, Ms. Donna S. Morea and Mr. Steven R. Shane.

At the Effective Time, the following directors were designated to serve on the Committees indicated below:

•	Audit Committee: Mr. Bedingfield (Chair), Mr. Frist and Mr. Shane

•	Classified Business Oversight Committee: Dr. Hamre (Chair), Mr. Moraco and Mr. Sanderson

•	Ethics and Corporate Responsibility Committee: Dr. Córdova (Chair), Mr. Bedingfield , Dr. Hamre, Mr. Moraco and Ms. Morea

•	Human Resources and Compensation Committee: Mr. Drummond (Chair), Dr. Córdova, Ms. Morea, Mr. Sanderson and Mr. Shane

•	Nominating and Corporate Governance Committee: Mr. Frist (Chair), Dr. Córdova, Mr. Drummond, Ms. Morea and Mr. Sanderson.

In addition, Mr. Sanderson will serve as the Non-Executive Chairman of the Board of Directors.

Mr. Vincent A. Maffeo and Mr. Mark W. Sopp, currently directors of the Company, announced their resignation from the Board of Directors as of the Effective Time.

For service on the Board of Directors beginning at the Effective Time, each director (other than a director that is an officer of the Company) will receive director fees of $50,000 per year in cash, paid in advance on a quarterly basis, and annual equity awards valued at approximately $150,000 of which two-thirds is in the form of restricted stock units (vested after one year) and one-third is in the form of stock options (vested after one year), along with a $2,000 fee for each board meeting and each committee meeting attended, until such time as the Board of Directors determines to revise such fees. Furthermore, the chair of the Audit Committee, effective as of the Effective Time, will receive an additional fee of $15,000 per year, paid in advance on a quarterly basis , until such time as the Board of Directors determines to revise such additional fee. In addition, the chair of each committee (other than the Audit Committee), effective as of the Effective Time, will each receive an additional fee of $10,000 per year, paid in advance on a quarterly basis, until such time as the Board of Directors determines to revise such additional fee. Lastly, the Non-Executive Chairman of the Board of Directors, effective as of the Effective Time, will receive an additional fee of $160,000 per annual tenure in cash, paid in advance on a quarterly basis, until such time as the Board of Directors determines to revise such additional fee.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 15, 2013, the Board of Directors of the Company approved and recommended for approval by the Company’s sole stockholder, and the Company’s sole stockholder approved, the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each of which became effective on September 16, 2013. A summary of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws is included in the “Description of Capital Stock” in the Information Statement included in the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission and is incorporated by reference herein.

The Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2 hereto, respectively.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) EXHIBITS

Exhibit Number	Title

3.1	Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAIC GEMINI, INC.

By:	/s/ Paul H. Greiner
	Name:	Paul H. Greiner
	Title:	Senior Vice President and Secretary

Dated: September 19, 2013